Exhibit 10.51
SECOND AMENDMENT TO EXCHANGE AGREEMENT
This SECOND AMENDMENT TO EXCHANGE AGREEMENT (this “Amendment”), is made and entered into as of March 31, 2021, by and between Basic Energy Services, Inc., a Delaware corporation (the “Company”), and Ascribe III Investments LLC, a Delaware limited liability company (the “Noteholder”). Each of the Company and the Noteholder shall be referred to herein as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, the Parties are party to that certain Exchange Agreement dated as of March 9, 2020 (the "Exchange Agreement"), as amended by that certain First Amendment to Exchange Agreement dated as of November 5, 2020 (the “First Amendment”);
WHEREAS, (i) the First Amendment is void ab initio because the Exchange Offer (as defined in the First Amendment) expired in accordance with its terms and no Settlement Date (as defined in the Offering Memorandum (as defined in the First Amendment)) occurred, and (ii) the amendments to the Exchange Agreement set forth in the First Amendment did not become effective or operative because the Proposed Amendments (as defined in the Offering Memorandum) never became effective and operative;
WHEREAS, pursuant to Section 7(a) of the Exchange Agreement, amendments or modifications to the Exchange Agreement may be made upon the written consent of each party thereto; and
WHEREAS, the Parties desire to make certain amendments to the Exchange Agreement as set forth herein.
NOW, THEREFORE, for and in consideration of the mutual promises contained herein, the benefits to be derived by each Party hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
AGREEMENT
1.Defined Terms. Except as otherwise defined in this Amendment, capitalized terms used herein shall have the meanings given to them in the Exchange Agreement.
2.Amendments to the Exchange Agreement. Section 5(c) of the Exchange Agreement is hereby amended and restated in its entirety as follows:
Make-Whole Payment. As soon as practicable after the Noteholder purchases $34,350,000 aggregate principal amount of the Company’s 10.75% Senior Secured Notes due 2023 from NexTier pursuant to Section 7.1 of the NexTier PSA, the Company shall pay to the Noteholder an amount equal to $47,500,000 (the “Make-Whole Reimbursement Amount”), payable in Additional Notes with an aggregate principal amount (rounded to the nearest $1,000) equal to the Make-Whole Reimbursement Amount (the “Make-Whole Notes”). Each of the Company and Noteholder acknowledge and agree that the issuance of the Make-Whole Notes in accordance with this Section 5(c) shall be in full and final settlement of any and all liability or obligation of the Company with respect to the Make-Whole Reimbursement Amount.
3.Representations and Warranties of the Noteholder. The Noteholder represents and warrants to the Company as follows:
(a)Senior Notes Purchase. As of the date of this Amendment, the Noteholder has purchased from NexTier $34,350,000 aggregate principal amount of the Company’s 10.75% Senior Secured Notes due 2023, for cash, in an amount equal to $34,350,000.
(b)Transfer Restrictions. The offer and sale of the Additional Notes to be purchased or issued, as applicable, pursuant to this Amendment are intended to be exempt from registration pursuant to Section 4(a)(2) of the Securities Act. The Noteholder acknowledges and agrees that (i) the Additional Notes are “restricted securities” (as such term is commonly used with regard to federal and state securities laws) and (ii) the Additional Notes may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and otherwise in accordance with applicable state securities laws.
(c)Ability to Bear Risk and Sophistication. The Noteholder understands that the transactions contemplated hereby and ownership and investment in Additional Notes involves substantial risk. The Noteholder has such knowledge and experience in financial and business matters, and its financial situation is such, that it is capable of evaluating the merits and risks of its participation in the transactions contemplated

Exhibit 10.51
hereby and of bearing the economic risk of its investment in Additional Notes (including the complete loss of such investment).
(d)Qualified Institutional Buyer. The Noteholder is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is acquiring the Additional Notes for investment purposes and solely for its account and not with a view to further distribution or resale in violation of the Securities Act.
(e)Advice. The Noteholder has completed its own independent inquiry and has relied fully upon the advice of its own legal counsel, accountant, financial and other advisors in determining the legal, tax, financial and other consequences of this Amendment and the Exchange Agreement and the transactions contemplated hereby and the suitability of this Amendment and the Exchange Agreement and the transactions contemplated hereby and thereby for the Noteholder and its particular circumstances.
(f)No Other Representations or Warranties. Neither the Company nor any Affiliate or Representative of the Company nor any other Person on behalf of the Company, its Affiliates or Representatives has made or is making any representation or warranty of any kind or nature whatsoever, oral or written, express or implied with respect to the Company, this Amendment or the transactions contemplated hereby or thereby and the Noteholder disclaims any reliance on any representation or warranty of the Company or any Affiliate or Representative of the Company.
4.Ratification. Except as specifically provided for in this Amendment, no changes, amendments, waivers or other modifications have been or are being made to the terms of the Exchange Agreement, which such terms are hereby ratified and confirmed and remain in full force and effect.
5.Effect of Amendment. Whenever the Exchange Agreement is referred to in the Exchange Agreement or in any other agreements, documents and instruments, such reference shall be deemed to be to the Exchange Agreement as amended by this Amendment.
6.Miscellaneous. Sections 7(a) through 7(f) and 7(h) through 7(j) of the Exchange Agreement are hereby incorporated (mutatis mutandis) by reference in their entirety to this Amendment.
7.Expenses. No later than April 1, 2021, the Company shall pay all reasonable expenses of counsel to the Noteholder in connection with the transactions contemplated by the Exchange Agreement, the First Amendment and the exchange offer and rights offering contemplated thereby, and this Amendment.

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Exhibit 10.51

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

COMPANY:

BASIC ENERGY SERVICES, INC.

By:	/s/ Keith L. Schilling
Name:	Keith L. Schilling
Title:	President and Chief Executive Officer

Exhibit 10.51

NOTEHOLDER:

ASCRIBE III INVESTMENTS LLC

By:	/s/ Lawrence First
Name:	Lawrence First
Title:	Chief Investment Officer